UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2007

Date of Report (Date of earliest event reported)

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32033	36-4430020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File No.)	Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

See “Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant” for a description of the amendment to the senior secured credit facility that Transaction Network Services, Inc., a wholly-owned subsidiary of Registrant, as Borrower, Registrant, as a Credit Party, and General Electric Capital Corporation, as Agent, L/C Issuer and a Lender, entered into on June 6, 2007 (the “Amendment”).

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In March 2007, the Registrant and Transaction Network Services, Inc. (collectively referred to as the “Company”) entered into a senior secured credit facility, which consists of two facilities:  a senior secured term loan facility in an aggregate principal amount of $225,000,000 (the “Term Facility”) and a senior secured revolving credit facility in an aggregate principal amount of $15,000,000 (the “Revolving Facility”).   The Company and General Electric Capital Corporation agreed that the interest rate margins for the Term Facility would increase if the Company’s corporate debt rating was lowered.  In connection with the lowering of the Company’s corporate debt rating by Moody’s Investor Rating Service, Inc., the Company and General Electric Capital Corporation entered the Amendment which provides that the interest on the outstanding balances under the Term Facility is payable, at the Company’s option, at the Base Rate plus a margin of 1.00%, or at LIBOR plus a margin of 2.00%.  A copy of the Amendment is attached to this report as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Amendment to Credit Agreement entered on June 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: June 8, 2007	By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
99.1	First Amendment to Credit Agreement entered on June 6, 2007.